UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

                          December 11, 2009

Date of Report (Date of earliest event reported)

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

               1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

             New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On December 11, 2009, the Registrant issued a press release announcing that it has entered into a settlement agreement with American Shipping Company ASA (“AMSC”), Aker Philadelphia Shipyard ASA, and Aker Philadelphia Shipyard, Inc. (“APSI”), (collectively “Aker”) that settles all outstanding commercial disputes between OSG and Aker and provides for the dismissal with prejudice of all the claims in the arbitration among the parties. The settlement also provides for certain modifications to other existing agreements among AMSC and OSG, including eliminating restrictions on OSG’s ability to purchase Jones Act product tankers, changes to the profit sharing agreement as well as providing vessel purchase rights under specific conditions. The settlement agreement has received all necessary third party approvals as well as approval from the U.S. Coast Guard. A copy of the press release is attached to this Report as Exhibit 99.1 and hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 15, 2009	By	/s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 11, 2009